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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report dated March 5, 2003 accompanying the consolidated financial statements of Central Wireless, Inc. in the Form SB-2 Registration Statement of Central Wireless, Inc. filed in December, 2003 and to the reference to our firm under the caption "Experts" in the registration statement.


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Dallas, Texas
December 22, 2003